EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory W. Scott, Executive Vice President and Chief Financial Officer of PacifiCare Health Systems, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(3)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(4)	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan at the end of the period covered by the Report and the changes in net assets available for benefits of the Plan for the period covered by the Report.

Date: June 26, 2003	/s/ GREGORY W. SCOTT Gregory W. Scott Executive Vice President and Chief Financial Officer

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